UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2007

DIAGNOSTIC CORPORATION OF AMERICA
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50155
(Commission File Number)

02-0563302
(I.R.S. Employer Identification No.)

21-Jia Bei Si Dong Road, Tie Xi Qu
Shen Yang, P. R. China.
(Address of Principal Executive Offices) (Zip Code)

(8624) 2560-9750
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by Diagnostic Corporation of America, a Delaware corporation (“Registrant”), in connection with the items described below.

Item 3.02 Unregistered Sales of Equity Securities

    On January 8, 2007, Diagnostic Corporation of America (“Registrant”), pursuant to the terms and conditions of a Loan Conversion Agreement ("LCA"), dated December 10, 2006, issued 17,100,000 shares of its Common Stock ("Shares"), pursuant to Regulation S under the Securities Act of 1933, as amended, or another applicable exemption from registration under the Securities Act of 1933. The Shares were issued to the creditors under the LCA to convert a shareholders loan of $4,240,506 ("Shareholder Loans"), which was approximately $.25 per share. The Shareholder Loans occurred when Liaoning Neng Fa Weiye Pipe Network Construction and Operation Co. Ltd. (“Neng Fa"), a subsidiary of the Corporation, was initially incorporated.

    As a result of this transaction, the creditors own approximately 56% of the issued and outstanding shares of the Registrant’s Common Stock.

    The securities discussed above were offered and sold in reliance upon exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC CORPORATION OF AMERICA

Date: January 15, 2006	By:	/s/ Li, Gang
Li, Gang Chairman, President and Chief Executive Officer

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